UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    July 2, 2002        Commission file number:  0-25283

CORINTHIAN COLLEGES, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0717312
(State of Incorporation)	(Employer Identification Number)

6 Hutton Centre Dr Suite 400, Santa Ana, California, 92707
(Address of principal executive offices)	(Zip Code)

(714) 427-3000
Telephone number

CORINTHIAN COLLEGES, INC.
CURRENT REPORT ON FORM 8-K/A

On July 2, 2002, Corinthian Colleges, Inc. (“Corinthian” or the “Company”) filed an initial Current Report on Form 8-K with the Securities and Exchange Commission reporting the acquisition by the Company of all outstanding capital stock of Wyo-Tech Acquisition Corp. (“Wyo-Tech”). This report amends Item 2, Acquisition of Assets, and Item 7, Financial Statements and Exhibits, to, among other things, include the historical financial statements of Wyo-Tech and the pro forma financial information as required by Item 7.

Item 2. Acquisition of Assets

Pursuant to the terms of the Stock Purchase and Sale Agreement, dated April 10, 2002 (the “Purchase Agreement”), by and among Wyo-Tech, Allied Capital Corporation, David Grenat (Allied Capital Corporation and David Grenat are collectively referred to as the “Sellers”) and the Company, the Company acquired all of the outstanding capital stock of Wyo-Tech from the Sellers on July 1, 2002. The total consideration paid by the Company in connection with the acquisition was approximately $84.4 million which includes the repayment of approximately $12.7 million of outstanding indebtedness of Wyo-Tech and after giving effect to certain projected closing balance sheet adjustments as required by the Purchase Agreement. In accordance with the terms of the Purchase Agreement, the foregoing purchase price is subject to adjustment based on a final determination of the foregoing balance sheet adjustments for Wyo-Tech as of July 1, 2002.

The full amount of the purchase price, including the projected adjustment, was paid by the Company in cash at the closing. To fund the purchase price for Wyo-Tech, the Company used a portion of its cash and cash equivalents and approximately $43 million borrowed under its new $100 million Credit Facility.

The acquisition of Wyo-Tech has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on the estimated fair market values at the date of acquisition. The excess of the purchase price over the fair market value of the assets acquired has been preliminarily allocated to goodwill and is subject to finalization of the purchase price and determination of identifiable intangibles, if any.

We believe that this acquisition is a strategic acquisition in the automotive education marketplace. With the addition of the two campuses acquired and their associated diploma and degree granting programs, we believe that the acquisition of the colleges provides a platform for the creation of a new technology division which will be well positioned to serve the growing automotive and diesel technology fields.

Wyo-Tech was founded in 1966, is accredited by the Accrediting Commission of Career Schools and Colleges of Technology (ACCSCT) and offers diploma and degree programs in Automotive Technology, Diesel Technology, Applied Services Management, and Collision/Refinishing. Wyo-Tech operates two campuses under the Wyoming Technical Institute name in Laramie, Wyoming and Blairsville, Pennsylvania.

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Item 7.  Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired:

Financial Statements and Independent Auditors’ Report provided to Corinthian Colleges, Inc. by Wyo-Tech Acquisition Corp.:

As of and for the twelve months ended December 31, 2001 and 2000

■	Report of Independent Auditors
■	Consolidated Balance Sheets
■	Consolidated Statements of Income
■	Consolidated Statements of Shareholders’ Equity
■	Consolidated Statements of Cash Flows
■	Notes to Consolidated Financial Statements

As of and for the six months ended June 30, 2002 and the twelve months ended December 31, 2001

■	Report of Independent Auditors
■	Consolidated Balance Sheets
■	Consolidated Statements of Operations
■	Consolidated Statements of Shareholders’ Equity
■	Consolidated Statements of Cash Flows
■	Notes to Consolidated Financial Statements

(b)    Pro Forma Financial Information (Unaudited) is included herein on pages PF-1 through PF-5:

Introduction to Unaudited Pro Forma Condensed Combined Financial Statements

■	Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2002
■	Unaudited Pro Forma Condensed Combined Balance Sheet Assumptions as of June 30, 2002
■	Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended June 30, 2002
■	Unaudited Pro Forma Combined Statement of Operations Assumptions for the fiscal year ended June 30, 2002

(c)    Exhibits in accordance with the provisions of Item 601 of Regulation S-K:

2.1    Stock Purchase and Sale Agreement, dated as of April 10, 2002, by and among Corinthian Colleges, Inc., Wyo-Tech Acquisition Corp., Allied Capital Corporation and David Grenat (“Stock Purchase and Sale Agreement”) is incorporated by reference to Exhibit 2.1 of form 8-K, which was filed with the Commission on or about April 12, 2002.

23.1    Consent of Ernst &Young LLP, independent auditors for Wyo-Tech Acquisition Corp.

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Item 7(a).  Financial Statements of Business Acquired

WYO-TECH ACQUISITION CORP.
AND SUBSIDIARY
Consolidated Financial Statements
Years ended December 31, 2001 and 2000

Wyo-Tech Acquisition Corp. and Subsidiary

Consolidated Financial Statements

Years ended December 31, 2001 and 2000

1

[LETTERHEAD OF ERNST & YOUNG LLP]

Report of Independent Auditors

Board of Directors
Wyo-Tech Acquisition Corp.

We have audited the accompanying consolidated balance sheets of Wyo-Tech Acquisition Corp. as of December 31, 2001 and 2000, and the related consolidated statements of income, shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyo-Tech Acquisition Corp. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

January 18, 2002

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Wyo-Tech Acquisition Corp.

Consolidated Balance Sheets

	December 31,
	2001	2000

Assets
Current assets:
Cash and cash equivalents	$6,851,704	$2,883,032
Receivables:
Receivable from Allied Capital Corporation	–	143,072
Student tuition and housing	9,137,631	6,323,460
Department of Education	220,571	46,464
Student notes and other	698,455	466,192
Income tax receivable	1,197,138	151,915
Allowance for doubtful accounts	(247,000)	(177,000)

Net receivables	11,006,795	6,954,103

Deferred tax asset—current portion	383,689	261,955
Prepaid expenses and inventories	627,774	473,192

Total current assets	18,869,962	10,572,282

Property and equipment:
Building	5,718,365	5,971,428
Land	50,016	120,599
Leasehold improvements	1,511,968	850,036
Furniture and equipment	7,558,171	5,629,346

	14,838,520	12,571,409
Less accumulated depreciation	(3,936,385)	(2,188,092)

	10,902,135	10,383,317
Other assets:
Goodwill, net of accumulated amortization of $2,223,848 at December 31, 2001 and $1,482,668 at December 31, 2000	12,599,872	13,341,052
Receivable from Perkins Loan Program, net of allowance for uncollectible loans of $193,000 at both December 31, 2001 and 2000	704,858	685,012
Deferred tax asset, less current portion	6,311	147,862
Other assets	400,641	401,871

	13,711,682	14,575,797

Total assets	$43,483,779	$35,531,396

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	December 31,
	2001	2000
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$513,596	$404,338
Accrued expenses	1,862,008	1,516,287
Payable to Allied Capital Corporation	2,750,000	–
Current portion of capital lease obligation	129,601	74,736
Current portion of long-term debt	15,461	60,865
Student deposits	310,274	143,489
Deferred tuition and housing	12,383,773	8,079,580

Total current liabilities	17,964,713	10,279,295

Capital lease obligations, less current portion	5,701,983	77,298
Long-term debt, less current portion	12,688,109	18,538,419
Deferred tax liability	431,161	168,071

Commitments and contingencies

Shareholders’ equity:
Mandatorily redeemable preferred stock, par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding	3,700,000	3,700,000
Common stock, par value $0.01, 1,000 shares authorized, 99.49 shares issued and outstanding	1	1
Additional paid-in capital	99,489	99,489
Accumulated earnings	2,898,323	2,668,823

Total shareholders’ equity	6,697,813	6,468,313

Total liabilities and shareholders’ equity	$43,483,779	$35,531,396

See accompanying notes.

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Wyo-Tech Acquisition Corp.

Consolidated Statements of Income

	Year Ended December 31,
	2001	2002

Revenue:
Tuition	$27,790,125	$21,423,316
Housing	2,724,994	2,214,427
Other	470,355	433,632

	30,985,474	24,071,375

Expenses:
Salaries and benefits	11,593,340	9,523,843
General and administrative	9,281,268	7,648,925
Depreciation and amortization	2,637,697	2,052,988
Consulting and management fees (Note 8)	3,750,000	–
Rent	2,284,311	1,963,455

	29,546,616	21,189,211

Operating income	1,438,858	2,882,164
Other (income) expense:
Interest income	(190,827)	(116,224)
Interest expense	2,321,313	2,133,011
Other	(1,087,863)	(996,336)

Income before income taxes	396,235	1,861,713

Income tax expense	166,735	667,952

Net income	$229,500	$1,193,761

See accompanying notes.

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Wyo-Tech Acquisition Corp.

Consolidated Statements of Shareholders’ Equity

	Mandatorily Redeemable Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Earnings	Total

	Shares	Amount	Shares	Amount

Balance at December 31, 1999	100	$3,700,000	99	$1	$98,999	$1,475,062	$5,274,062
Net income	–	–	–	–	–	1,193,761	1,193,761
Exercise of stock options	–	–	.49	–	490	–	490

Balance at December 31, 2000	100	3,700,000	99.49	1	99,489	2,668,823	6,468,313
Net income	–	–	–	–	–	229,500	229,500

Balance at December 31, 2001	100	$3,700,000	99.49	$1	$99,489	$2,898,323	$6,697,813

See accompanying notes.

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Wyo-Tech Acquisition Corp.

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2001	2000

Operating activities
Net income	$229,500	$1,193,761
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,896,517	1,311,808
Amortization of goodwill	741,180	741,180
Provision for doubtful accounts	70,000	70,000
Deferred tax expense	282,907	(25,934)
Gain on sale of property and equipment	(7,065)	–
Changes in operating assets and liabilities:
Receivables	(3,077,469)	(2,327,526)
Income tax receivable	(1,045,223)	26,371
Prepaid expenses and inventories	(154,582)	(52,655)
Other assets	1,230	21,950
Deferred tuition and housing	4,304,193	2,575,770
Accounts payable	109,258	11,524
Accrued expenses and student deposits	512,506	765,458
Payable to Allied Capital Corporation	2,750,000	–

Net cash provided by operating activities	6,612,952	4,311,707

Investing activities
Purchase of property and equipment	(2,590,756)	(7,459,573)
Proceeds from sale-leaseback transaction	5,962,184	–
Net increase in Perkins Loan Program receivable	(19,846)	(73,200)

Net cash provided by (used in) investing activities	3,351,582	(7,532,773)

Financing activities
Proceeds from borrowings	–	3,399,284
Proceeds from stock option exercise	–	490
Payments on capital lease obligation and long-term debt	(5,995,862)	(122,057)

Net cash (used in) provided by financing activities	(5,995,862)	3,277,717

Net increase in cash and cash equivalents	3,968,672	56,651
Cash and cash equivalents at beginning of year	2,883,032	2,826,381

Cash and cash equivalents at end of year	$6,851,704	$2,883,032

Supplemental disclosure of non-cash financing and investing information
Capital lease additions	$5,779,698	$153,304

See accompanying notes.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements

December 31, 2001

1. Description of Business

Wyo-Tech Acquisition Corp. (the Company) was formed on October 27, 1998. Allied Capital Corporation (Allied) owns 100% of the
Company’s common stock. At the end of the business day on December 31, 1998, the Company acquired all of the outstanding capital stock of MJB Acquisition Corporation (MJB) from Bankers Trust Company in exchange for $17,589,123 in cash. This transaction was accounted for as a purchase. The purchase price plus transaction expenses of $440,600 exceeded the fair value of net assets acquired and resulted in goodwill of $14,823,720. MJB operates an automotive technical college in Laramie, Wyoming. The Company had no significant operating activities prior to the acquisition of MJB.

2. Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the consolidated accounts of the Company and its wholly owned subsidiary, MJB. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Inventories

Inventories consist primarily of automotive repair and parts inventory. Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Furniture, equipment, and leasehold improvements are stated at cost, or their estimated fair market values as of the date of acquisition of MJB, and are depreciated using a straight-line method over their estimated useful lives, generally ranging from three to five years.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Major renewals and betterments are capitalized, while replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed.

Receivable from Perkins Loan Program

Contributions to the Perkins Loan Program are recorded at cost. An allowance is provided for the Company’s portion of estimated uncollectible loans.

Goodwill

Goodwill represents the excess of purchase price over tangible assets acquired less liabilities assumed and is being amortized on a straight-line basis over an estimated useful life of 20 years. Goodwill is reviewed for impairment whenever events indicate that its carrying amount may not be recoverable. If this review indicates the goodwill will not be recoverable, the Company estimates the future cash flows to be generated by the business. In the event that the sum of the cash flows is less than the carrying amount of goodwill, it would be written down to its fair value, which is normally measured by discounting estimated cash flows.

The Company is required to adopt SFAS No. 142, Accounting for Business Combinations, Goodwill and Other Intangible Assets, in its entirety effective January 1, 2002. Under SFAS 142, goodwill will not be amortized on a periodic basis, but instead will be subject to an impairment test to be performed at least on an annual basis. The Company anticipates adoption of this new standard will reduce its amortization expense; however, impairment reviews may also result in future periodic write-downs. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives.

Revenue

Tuition and housing fees for the student’s entire program are recorded as receivables with a corresponding liability for deferred tuition and housing at the time of enrollment. Tuition and housing revenue are recognized ratably over the number of months in the program.

Refunds are recognized as a liability at the time of a student’s withdrawal. Refunds paid for the year ended December 31, 2001 and 2000 were $3,593,887 and $2,754,394, respectively.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Advertising Costs

Advertising costs, included in general and administrative expenses, are expensed as incurred and were $831,844 and $718,147 for 2001 and 2000, respectively.

New Accounting Pronouncements Not Yet Adopted

The Company will adopt SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets on January 1, 2002. SFAS No. 144 retains the fundamental provisions of existing generally accepted accounting principles with respect to the recognition and measurement of long-lived asset impairment contained in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. However, SFAS No. 144 provides new guidance intended to address certain significant implementation issues associated with SFAS No. 121, including expanded guidance with respect to appropriate cash flows to be used to determine whether recognition of any long-lived assets impairment is required, and if required, how to measure the amount of the impairment. SFAS No. 144 also requires that any assets to be disposed of by sale be reported at the lower of carrying value or fair value less cost to sell, and expands the reporting of discontinued operations to include any component of any entity with operations and cash flows that can be clearly distinguished from the rest of the entity. The Company is still evaluating this new standard, and the effect, if any, to the Company of adopting SFAS No. 144 has not yet been determined.

Income Taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Reclassifications

Certain 2000 amounts have been reclassified to be consistent with 2001 presentation.

3. Lease Commitments

Operating Lease Commitments

The Company leases administrative, housing and classroom facilities, and certain equipment. All noncancelable leases contain various renewal options and escalation clauses, requiring the Company to pay for utilities, taxes, insurance, and maintenance expenses. Annual lease expense for 2001 and 2000 was approximately $2,915,000 and $2,200,000, respectively.

At December 31, 2001, future minimum rental payments on all noncancelable operating leases having an initial or remaining term of more than one year are:

2002	$2,441,984
2003	1,948,319
2004	1,807,247
2005	1,583,462
2006	1,082,320
Thereafter	4,635,310

$13,498,642

The Company leases housing facilities which are in turn subleased to students. The terms of the subleases are less than one year. The Company recognized $2,511,452 and $2,043,221 of sublease income with related expenses incurred of $1,589,325 and $1,312,288 for the year ended December 31, 2001 and 2000, respectively.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

3. Lease Commitments (continued)

Capital Lease Commitment

On June 15, 2001, the Company entered into a sale-leaseback transaction whereby the Company sold and leased back certain land and buildings in Laramie, Wyoming. The Company received proceeds of $5,900,000 in cash. The resulting lease is being accounted for as a capital lease. The lease base term is 20 years and there is one option to extend the lease for 5 years. The monthly rental is $69,208.

The Company’s assets held under capital leases, which are included in property and equipment, consist of the following at:

	December 31,
	2001	2000

Buildings	$5,718,365	$–
Computers and tools	476,186	408,130
Less accumulated amortization	489,768	248,143

	$5,704,783	$159,987

The future minimum lease payments under capital leases at December 31, 2001 are as follows:

2002	$800,152
2003	767,109
2004	731,223
2005	714,000
2006	728,280
Thereafter	11,218,560

Total minimum lease payments	14,959,324
Amounts representing interest	9,127,740

Present value of net minimum lease payments at December 31, 2001	5,831,584
Current portion	129,601

Long-term portion	$5,701,983

Depreciation on these assets is included in depreciation expense and amounted to $241,625 and $138,166 for 2001 and 2000, respectively.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

4. Department of Education

The Company derives a substantial portion of its revenues from Student Financial Aid (SFA) received by its students under the Title IV programs administered by the U.S. Department of Education (ED) pursuant to the Higher Education Act of 1965, as amended (HEA).

If there were to be a change in the ED current regulations, the Company’s ability to attract students could be impacted and such impact could be material. The Company does not require collateral from the students or the ED, but does defer the recognition of revenue over the length of the student’s course.

5. Mandatorily Redeemable Preferred Stock

The Company has issued 100 shares (1,000 shares authorized) of mandatorily redeemable preferred stock (the Preferred Stock). Holders of the Preferred Stock are entitled to receive the same dividend per share as declared or paid on shares of common stock when, as and if declared by the Board of Directors. Dividends are not cumulative. In the event of voluntary or involuntary liquidation, holders of the Preferred Stock are entitled to receive an amount in cash equal to the original purchase price of $37,000 for each share plus all declared and unpaid dividends in preference to any distributions to common stockholders. On January 2, 2005, the Company must redeem the Preferred Stock at a price equal to the liquidation value. The Preferred Stock does not have any voting rights.

6. Long-Term Debt

In December 1999, the Company entered into a construction loan with a financial institution. The total available amount under the loan agreement is $2,800,000. On August 14, 2000, the loan was converted to a promissory note for the same amount. The note was secured by the Company’s new building and bore interest at a rate of 9% per annum. As of December 31, 2001, this note was paid in full from proceeds of the sale-leaseback transaction (see Note 3).

During 2000, the Company entered into a loan with Ford Credit Corporation for $19,205 to acquire two vehicles. As of December 31, 2001, the unpaid principal on this loan was $9,323.

In addition, during 2001, the Company entered into a loan with GMAC Financial Services for $26,206 to acquire a vehicle. As of December 31, 2001, the unpaid principal on this loan was $19,256.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

7. Related-Party Debt

The Company has a senior note payable of $10,000,000 to Allied. The senior note bears interest at a rate of 12% per annum. Interest is payable quarterly and principal is due December 31, 2003. The senior note is required to be prepaid in the event of the purchase of at least 85% of the outstanding shares of common stock of the Company by merger, consolidation or share exchange, the purchase of all or substantially all of the assets of the Company, or the completion of an initial public offering. During 2001, the Company repaid a portion of the senior note payable. As of December 31, 2001, the unpaid principal on this loan was $7,474,991.

The Company has a subordinated note payable of $5,200,000 to Allied. The subordinated note bears interest at a rate of 13.5% per annum. Interest is payable quarterly and principal is due December 31, 2005. The subordinated note is required to be prepaid in the event of the purchase of at least 85% of the outstanding shares of common stock of the Company by merger, consolidated or share exchange, the purchase of all or substantially all of the assets of the Company, or the completion of an initial public offering.

In December 2000, the Company entered into a loan with Allied for $600,000. The loan was secured by equipment and bore interest at a rate of 12% per annum and was paid in full in 2001 from proceeds of the sale-leaseback transaction (see Note 3).

Scheduled maturities on long-term debt are as follows:

2002	$15,461
2003	7,487,234
2004	875
2005	5,200,000

Total debt maturities	$12,703,570

8. Payable to Allied

During 2001, the Company entered into a financial consulting agreement with Allied, in which the Company committed to pay a quarterly fee of $1,250,000 to Allied for a potential financial restructuring transaction or sale of the Company (Financial Event) commencing from July 1, 2001, through July 31, 2002 or upon a Financial Event. As of December 31, 2001, the unpaid financial consulting fee was $2,500,000.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

8. Payable to Allied (continued)

The Company and MJB each paid management fees of $500,000 to Allied in 2001. Additionally, Allied charged MJB a consulting fee of $250,000 with respect to its review and approval of the sale-leaseback transaction as described in Note 3. This consulting fee is outstanding as of December 31, 2001.

9. Income Taxes

The significant components of federal income tax expense are as follows:

	2001	2000

Current:
Federal	$(116,171)	$693,886
State	–	–

	(116,171)	693,886
Deferred:
Federal	282,906	(25,934)
State	–	–

	282,906	(25,934)

	$166,735	$667,952

Variation from the federal statutory rate is as follows:

	2001	2000

Expected provision for federal income taxes at statutory rate of 34%	$134,720	$632,982
Permanent differences	32,015	28,803
Other	–	6,167

	$166,735	$667,952

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

9.  Income Taxes (continued)

The Company had deferred tax assets and liabilities as follows:

	December 31,
	2001	2000

Deferred tax assets:
Vacation	$146,926	$127,952
Accruals	147,003	111,110
Bonuses	–	22,893
Inventory and bad debt reserves	89,760	65,960
Depreciation and amortization of start-up costs	6,311	81,902

	390,000	409,817
Deferred tax liabilities:
Amortization of goodwill	363,749	168,071
Amortization of start-up costs	67,412	–

	431,161	168,071

Net deferred tax (liabilities) assets	$(41,161)	$241,746

10.  Commitments and Contingencies

The Company is subject to legal proceedings arising from the normal conduct of its business. These proceedings sometimes include substantial claims for consequential or punitive damages in addition to amounts for alleged contract liability. It is management’s opinion that any ultimate liability which may arise from these proceedings will not have a material adverse effect on the financial position or operating results of the Company.

11.  Stock Option Plan

In March 1999, the Company adopted the Wyo-Tech Acquisition Corp. Stock Option Plan (the Plan) to provide stock options to selected employees and consultants of the Company. The options issued under the Plan are intended to be nonstatutory stock options. The Plan provides for the issuance of options to purchase up to 17.7 shares of common stock. The term of the options is seven years from the date of grant. Options for the purchase of 10.9 shares of common stock were granted during 1999 at an exercise price of $1,000, and no options were granted in 2000 or 2001. During 2000, 0.49 shares were exercised, resulting in proceeds of $490. There were no options exercised in 2001. The vesting of 50% of the outstanding options is 1/3 on each anniversary date while the remaining 50% vest 1/5 on each anniversary date. At December 31, 2001, 2.7 shares are exercisable. No options were cancelled or forfeited during 2000 or 2001.

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Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

12. Employee Benefit Plan

The Company’s 401(k) savings plan (the Savings Plan) provides for both employee and employer contributions. Employees who have reached the age of 21 years and have completed 90 days of service are eligible to participate in the Savings Plan. Employees may contribute up to 15% of their annual compensation limited to the maximum contribution allowable under Internal Revenue Service guidelines. The employer matches 25% of each employee’s contribution, up to 4%, not to exceed 1% of the employee’s annual salary. Employee contributions vest immediately, while amounts contributed by the employer vest based upon the employees’s term of service. Contributions for the year ended December 31, 2001 and 2000 were $153,886 and $96,546, respectively. Administrative costs incurred by the Company were $12,148 and $7,697 in 2001 and 2000, respectively.

13. Other Income

Other income consisted of the following:

	Year Ended December 31,
	2001	2000

Retail parts sales	$155,170	$162,357
Student lounge sales	529,629	385,973
Non-student sales	337,308	383,994
Other	65,756	64,012

	$1,087,863	$996,336

17

Item 7(a).  Financial Statements of Business Acquired

WYO-TECH ACQUISITION CORP.
AND SUBSIDIARY
Consolidated Financial Statements
Six months ended June 30, 2002 and year ended December 31, 2001

Wyo-Tech Acquisition Corp. and Subsidiary

Consolidated Financial Statements

Six months ended June 30, 2002 and year ended December 31, 2001

LETTERHEAD OF ERNST & YOUNG LLP

Report of Independent Auditors

Board of Directors
Wyo-Tech Acquisition Corp.

We have audited the accompanying consolidated balance sheets of Wyo-Tech Acquisition Corp. as of June 30, 2002 and December 31, 2001, and the related consolidated statements of operations, shareholders’ equity, and cash flows for the six-month period and year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence support the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made my management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wyo-Tech Acquisition Corp. as of June 30, 2002 and December 31, 2001, and the results of its operations and its cash flows for the six-months period and year then ended, in conformity with accounting principles generally accepted in the United States.

/S/    ERNST & YOUNG LLP

July 12, 2002

Wyo-Tech Acquisition Corp.

Consolidated Balance Sheets

	June 30, 2002	December 31, 2001

Assets
Current assets:
Cash and cash equivalents	$2,324,270	$6,851,704
Receivables:
Student tuition and housing	6,762,592	9,137,631
Department of Education	97,937	220,571
Student notes and other	792,824	698,455
Income tax receivable	2,462,162	1,197,138
Allowance for doubtful accounts	(247,000)	(247,000)

Net receivables	9,868,515	11,006,795

Deferred tax asset—current portion	637,979	383,689
Prepaid expenses and inventories	534,402	627,774

Total current assets	13,365,166	18,869,962

Property and equipment:
Building	6,647,527	5,718,365
Construction in progress	175,379	–
Land	187,522	50,016
Leasehold improvements	1,794,426	1,511,968
Furniture and equipment	10,365,024	7,558,171

	19,169,878	14,838,520
Less accumulated depreciation	(5,173,116)	(3,936,385)

	13,996,762	10,902,135

Other assets:
Goodwill, net of accumulated amortization of $2,223,848 at both June 30, 2002 and at December 31, 2001	12,599,872	12,599,872
Receivable from Perkins Loan Program, net of allowance for uncollectible loans of $193,000 at both June 30, 2002 and December 31, 2001	767,297	704,858
Deferred tax asset, less current portion	250,830	6,311
Other assets	341,087	400,641

	13,959,086	13,711,682

Total assets	$41,321,014	$43,483,779

	June 30, 2002	December 31, 2001

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$76,522	$513,596
Accrued expenses	3,984,407	1,862,008
Stock compensation payable (Note 14)	4,480,958	–
Payable to Allied Capital Corporation	–	2,750,000
Current portion of capital lease obligation	136,864	129,601
Current portion of long-term debt	15,149	15,461
Student deposits	384,319	310,274
Deferred tuition and housing	10,447,957	12,383,773

Total current liabilities	19,526,176	17,964,713

Capital lease obligation, less current portion	6,550,413	5,701,983
Long-term debt, less current portion	12,680,920	12,688,109
Deferred tax liability	698,356	431,161

Commitments and contingencies

Shareholders’ equity:
Mandatorily redeemable preferred stock, par value $0.01, 1,000 shares authorized, 100 shares issued and outstanding	3,700,000	3,700,000
Common stock, par value $0.01, 1,000 shares authorized, 99.49 shares issued and outstanding	1	1
Additional paid-in capital	99,489	99,489
Accumulated earnings (deficit)	(1,934,341)	2,898,323

Total shareholders’ equity	1,865,149	6,697,813

Total liabilities and shareholders’ equity	$41,321,014	$43,483,779

See accompanying notes.

Wyo-Tech Acquisition Corp.

Consolidated Statements of Operations

	Six Months Ended June 30, 2002	Year Ended, December 31 2001

Revenue:
Tuition	$16,395,311	$27,790,125
Housing	1,612,629	2,724,994
Other	280,175	470,355

	18,288,115	30,985,474
Expenses:
Salaries and benefits	7,306,161	11,593,340
General and administrative	6,736,858	9,281,268
Depreciation and amortization	1,301,492	2,637,697
Consulting and management fees (Note 8)	2,750,000	3,750,000
Stock compensation expense (Note 14)	4,480,958	–
Rent	1,344,594	2,284,311

	23,920,063	29,546,616

Operating income (loss)	(5,631,948)	1,438,858
Other (income) expense:
Interest income	(91,404)	(190,827)
Interest expense	1,241,691	2,321,313
Other	(478,027)	(1,087,863)

Income (loss) before income taxes	(6,304,208)	396,235

Income tax expense (benefit)	(1,471,544)	166,735

Net (loss) income	$(4,832,664)	$229,500

See accompanying notes.

Wyo-Tech Acquisition Corp.

Consolidated Statements of Shareholders’ Equity

	Mandatorily Redeemable Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Earnings (Deficit)	Total

	Shares	Amount	Shares	Amount

Balance at December 31, 2000	100	$3,700,000	99.49	$1	$99,489	$2,668,823	$6,468,313

Net income	–	–	–	–	–	229,500	229,500

Balance at December 31, 2001	100	3,700,000	99.49	1	99,489	2,898,323	6,697,813

Net Loss	–	–	–	–	–	(4,832,664)	(4,832,664)

Balance at June 30, 2002	100	$3,700,000	99.49	$1	$99,489	$(1,934,341)	$1,865,149

See accompany notes.

Wyo-Tech Acquisition Corp.

Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2002	Year Ended December 31, 2001

Operating activities
Net (loss) income	$(4,832,664)	$229,500
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	1,301,492	1,896,517
Amortization of goodwill	–	741,180
Provision for doubtful accounts	–	70,000
Deferred tax expense	299,325	282,907
Gain on sale of property and equipment	–	(7,065)
Changes in operating assets and liabilities:
Receivables	2,403,304	(3,077,469)
Income tax receivable	(1,265,024)	(1,045,223)
Prepaid expenses and inventories	93,372	(154,582)
Other assets	(536,146)	1,230
Deferred tuition and housing	(1,935,816)	4,304,193
Accounts payable	(437,074)	109,258
Accrued expenses and student deposits	2,196,444	512,506
Stock compensation payable	4,480,958	–
Payable to Allied Capital Corporation	(2,750,000)	2,750,000

Net cash (used in) provided by operating activities	(981,829)	6,612,952

Investing activities
Purchase of property and equipment	(3,402,196)	(2,590,756)
Proceeds from sale-leaseback transaction	–	5,962,184
Net increase in Perkins Loan Program receivable	(62,439)	(19,846)

Net cash (used in) provided by investing activities	(3,464,635)	3,351,582

Financing activities
Payments on capital lease obligation and long-term debt	(80,970)	(5,995,862)

Net cash used in financing activities	(80,970)	(5,995,862)

Net (decrease) increase in cash and cash equivalents	(4,527,434)	3,968,672
Cash and cash equivalents at beginning of year	6,851,704	2,883,032

Cash and cash equivalents at end of year	$2,324,270	$6,851,704

Supplemental disclosure of non-cash financing and investing information
Capital lease additions	$929,162	$5,779,698
Supplemental disclosure of cash information
Cash paid during the year for:
Interest	$455,630	$177,487
Income taxes	12,244	929,051

See accompanying notes.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements

June 30, 2002

1. Description of Business

Wyo-Tech Acquisition Corp. (the Company) was formed on October 27, 1998. Allied Capital Corporation (Allied) owns 100% of the Company’s common stock. At the end of the business day on December 31, 1998, the Company acquired all of the outstanding capital stock of MJB Acquisition Corporation (MJB) from Bankers Trust Company in exchange for $17,589,123 in cash. This transaction was accounted for as a purchase. The purchase price plus transaction expenses of $440,600 exceeded the fair value of net assets acquired and resulted in goodwill of $14,823,720. MJB operates an automotive technical college in Laramie, Wyoming and Blairsville, Pennsylvania. The Company had no significant operating activities prior to the acquisition of MJB.

2. Significant Accounting Policies

Basic of Presentation and Principles of Consolidation

The consolidated financial statements include the consolidated accounts of the Company and its wholly owned subsidiary, MJB. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents.

Inventories

Inventories consist primarily of automotive repair and parts inventory. Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Furniture, equipment, and leasehold improvements are stated at cost, or their estimated fair market values as of the date of acquisition of MJB, and are depreciated using a straight-line method over their estimated useful lives, generally ranging from three to five years.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Major renewals and betterments are capitalized, while replacements, maintenance, and repairs which do not improve or extend the lives of the respective assets are expensed.

Receivable from Perkins Loan Program

Contributions to the Perkins Loan Program are recorded at cost. An allowance is provided for the Company’s portion of estimated uncollectible loans.

Goodwill

Goodwill represents the excess of purchase price over tangible assets acquired less liabilities assumed and during 2001 was being amortized on a straight-line basis over an estimate useful live of 20 years. The Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, Accounting for Business Combinations, Goodwill and Other Intangible Assets, in its entirety, effective January 1, 2002. Under SFAS 142, goodwill is no longer amortized on a periodic basis, but instead is subject to an impairment test to be performed at least on an annual basis. If this test indicates that goodwill is impaired, it is written down to its fair value. Separable intangible assets that are not deemed to have indefinite lives will continue to be amortized over their useful lives.

Revenue

Tuition and holding fees for the student’s entire program are recorded as receivables with a corresponding liability for deferred tuition and housing at the time of enrollment. Tuition and housing revenue are recognized ratably over the number of months in the program.

Refunds are recognized as a liability at the time of a student’s withdrawal. Refunds paid for the six months ended June 30, 2002 and year ended December 31, 2001 were $2,304,839 and $3,593,887, respectively.

Advertising Costs

Advertising costs, included in general and administrative expenses, are expensed as incurred and were $461,497 and $831,844 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

2. Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

The Company adopted SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on January 1, 2002. SFAS No. 144 retains the fundamental provisions of existing generally accepted accounting principles with respect to the recognition and measurement of long-lived asset impairment contained in SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. However, SFAS No. 144 provides new guidance intended to address certain significant implementation issues associated with SFAS No. 121, including expanded guidance with respect to appropriate cash flows to be used to determine whether recognized of any long-lived asset impairment is required, and if required, how to measure the amount of the impairment, SFAS No. 144 also requires that any net assets to be disposed of by sale be reported at the lower of carrying value or fair value less cost to sell, and expands the reporting of discontinued operations to include any component of any entity with operations and cash flows that can be clearly distinguished from the rest of the entity. As of June 30, 2002, there has been no effect to the Company for adopting SFAS No. 144.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes, which requires an asset and liability approach to financial reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce the deferred income tax assets to the amount expected to be realized.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

3. Lease Commitments

Operating Lease Commitments

The Company leases administrative, housing and classroom facilities, and certain equipment. All noncancelable leases contain various renewal options and escalation clauses, requiring the Company to pay for utilities, taxes, insurance, and maintenance expenses. Annual lease expense for the six months ended June 30, 2002 and the year ended December 31, 2001 was $1,485,000 and $2,915,000, respectively.

At June 30, 2002, future minimum rental payments on all noncancelable operating leases having an initial or remaining term of more than one year are:

Annual amounts beginning July 1, 2002:
2003	$2,915,310
2004	2,387,619
2005	1,803,698
2006	1,292,455
2007	953,560
Thereafter	4,204,390

$13,557,032

The Company leases housing facilities which are in turn subleased to students. The terms of the subleases are less than one year. The Company recognized $1,508,899 and $2,511,452 of sublease income with related expenses incurred of $912,311 and $1,589,325 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

Capital Lease Commitment

On June 15, 2001, the Company entered into a sale-leaseback transaction whereby the Company sold and leased back certain land and buildings in Laramie, Wyoming. The Company received proceeds of $5,900,000 in cash. The resulting lease is being accounted for as a capital lease. The lease base term is 20 years and there is one option to extend the lease for five years. During the six-month period ending June 30, 2002, the Company expended $929,000 on leasehold improvements on this property and expects to receive a reimbursement from the owner of $161,000. This amount is reflected as a receivable at June 30, 2002. The monthly rental is $69,208 through July 31, 2006, $71,976 from August 1, 2007 to July 31, 2011, and $74,855 from August 1, 2011 to July 31, 2021.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

3. Lease Commitments (continued)

The Company’s assets held under capital leases, which are included in property and equipment, consist of the following at:

	Six Months Ended June 30, 2002	Year Ended December 31, 2001

Buildings	$6,647,527	$5,718,365
Computers and tools	476,186	476,186
Less accumulated amortization	(693,576)	(489,768)

	$6,430,137	$5,704,783

The future minimum lease payments under capital leases at June 30, 2002 are as follows:

Annual amounts beginning July 1, 2002:
2003	$843,486
2004	857,401
2005	834,802
2006	830,496
2007	863,712
Thereafter	12,617,088

Total minimum lease payments	16,846,985
Amounts representing interest	10,159,708

Present value of net minimum lease payments at June 30, 2002	6,687,277
Current portion	136,864

Long-term portion	$6,550,413

Depreciation on these assets is included in depreciation expense and amounted to $240,840 and $241,625 for the six months ended June 30, 2002 and the year ended December 31, 2001, respectively.

4. Department of Education

The Company derives a substantial portion of its revenue from Student Financial Aid (SFA) received by its students under the Title IV programs administered by the U.S. Department of Education (ED) pursuant to the Higher Education Act of 1965, as amended (HEA).

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

4. Department of Education (continued)

If there were to be a change in the ED current regulations, the Company’s ability to attract students could be impacted and such impact could be material. The Company does not require collateral from the students or the ED, but does defer the recognition of revenue over the length of the student’s course.

5. Mandatorily Redeemable Preferred Stock

The Company has issued 100 shares (1,000 shares authorized) of mandatorily redeemable preferred stock (the Preferred Stock). Holders of the Preferred Stock are entitled to receive the same dividend per share as declared or paid on shares of common stock when, as and if declared by the Board of Directors. Dividends are not cumulative. In the event of voluntary or involuntary liquidation, holders of the Preferred Stock are entitled to receive an amount in cash equal to the original purchase price of $37,000 for each share plus all declared and unpaid dividends in preference to any distributions to common stockholders. On January 2, 2005, the Company must redeem the Preferred Stock at a price equal to the liquidation value. The Preferred Stock does not have any voting rights.

6. Long-Term Debt

In December 1999, the Company entered into a construction loan with a financial institution. The total available amount under the loan agreement was $2,800,000. On August 14, 2000, the loan was converted to a promissory note for the same amount. The note was secured by the Company’s new building and bore interest at a rate of 9% per annum. As of December 31, 2001, this note was paid in full from proceeds of the sale-leaseback transaction (see Note 3).

During 2000, the Company entered into a loan with Ford Credit Corporation for $19,205 to acquire two vehicles. As of June 30, 2002, the unpaid principal on this loan was $5,978.

In addition, during 2001, the Company entered into a loan with GMAC Financial Services for $26,206 to acquire a vehicle. As of June 30, 2002, the unpaid principal on this loan was $15,100.

7. Related-Party Debt

The Company has a senior note payable of $10,000,000 to Allied. The senior note bears interest at a rate of 12% per annum. Interest is payable quarterly and principal is due

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

7. Related-Party Debt (continued)

December 31, 2003. The senior note is required to be prepaid in the event of the purchase of at least 85% of the outstanding shares of common stock of the Company by merger, consolidation or share exchange, the purchase of all or substantially all of the assets of the Company, or the completion of an initial public offering. During 2001, the Company repaid a portion of the senior note payable. As of June 30, 2002, the unpaid principal on this loan was $7,474,991.

The Company has a subordinated note payable of $5,200,000 to Allied. The subordinated note bears interest at a rate of 13.5% per annum. Interest is payable quarterly and principal is due December 31, 2005. The subordinated note is required to be prepaid in the event of the purchase of at least 85% of the outstanding shares of common stock of the Company by merger, consolidation or share exchange, the purchase of all or substantially all of the assets of the Company, or the completion of an initial public offering.

In December 2000, the Company entered into a loan with Allied for $600,000. The loan was secured by equipment and bore interest at a rate of 12% per annum and was paid in full in 2001 from proceeds of the sale-leasedback transaction (see Note 3).

Scheduled maturities on long-term debt are as follows:

Annual amounts beginning July 1, 2002:
2003	$15,149
2004	7,480,920
2005	5,200,000

Total debt maturities	$12,696,069

8. Payable to Allied

During 2001, the Company entered into a financial consulting agreement with Allied, in which the Company committed to pay a quarterly fee of $1,250,000 to Allied for a potential financial restructuring transaction or sale of the Company (Financial Event) commencing from July 1, 2001 through July 31, 2002 or upon a Financial Event. As of June 30, 2002, all financial consulting fees were paid.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

8. Payable to Allied (continued)

The Company paid management fees of $125,000 and $500,000 to Allied for the six months ending June 30, 2002 and the year ending December 31, 2001, respectively. MJB paid management fees of $375,000 and $500,000 to Allied for the six months ending June 30, 2002 and the year ending December 31, 2001, respectively. Of the amount MJB paid in 2002, $250,000 related to a consulting fee charged in 2001 to the Company with respect to its review and approval of the sale-leaseback transaction as described in Note 3.

9. Income Taxes

The significant components of federal income tax expense (benefit) are as follows:

	Six Months Ended June 30, 2002	Year Ended December 31, 2001

Current:
Federal	$(1,750,401)	$(116,172)
State	(20,468)	–

	(1,770,869)	(116,172)
Deferred:
Federal	127,474	282,907
State	171,851	–

	299,325	282,907

	$(1,471,544)	$166,735

Variation from the federal statutory rate is as follows:

	Six Months Ended June 30, 2002	Year Ended December 31, 2001

Expected provision for federal income taxes at statutory rate of 34%	$(2,143,431)	$134,720
Permanent differences	520,504	32,015
State taxes (net of federal benefit)	(12,476)	–
Other	163,859	–

	$(1,471,544)	$166,735

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

9. Income Taxes (continued)

The Company had deferred tax assets and liabilities as follows:

	June 30, 2002	December 31, 2001

Deferred tax assets:
Vacation accrual	$169,621	$146,926
Deferred revenue and incentive accrual	377,908	147,003
Inventory and bad debt reserves	90,450	89,760
Depreciation	–	6,311
Net operating loss	250,830	–

	888,809	390,000
Deferred tax liabilities:
Depreciation and amortization of startup costs	204,986	–
Amortization of goodwill	410,344	363,749
Amortization of start-up costs	83,026	67,412

	698,356	431,161

Net deferred tax (liabilities) assets	$190,453	$(41,161)

10. Commitments and Contingencies

The Company is subject to legal proceedings arising from the normal conduct of its business. These proceedings sometimes include substantial claims for consequential or punitive damages in addition to amounts for alleged contract liability. It is management’s opinion that any ultimate liability which may arise from these proceedings will not have a material adverse effect on the financial position or operating results of the Company.

11. Stock Option Plan

In March 1999, the Company adopted the Wyo-Tech Acquisition Corp. Stock Option Plan (the Plan) to provide stock options to selected employees and consultants of the Company. The options issued under the Plan are intended to be nonstatutory stock options. The Plan provides for the issuance of options to purchase up to 17.7 shares of common stock. The term of the options is seven years from the date of grant. The vesting of 50% of the outstanding options is 1/3 on each anniversary date while the remaining 50% vest 1/5 on each anniversary date. At June 30, 2002, options for 11.249 shares were outstanding of which options for 7.316 shares were vested. See further discussion in Note 14.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

12. Employee Benefit Plan

The Company’s 401(k) savings plan (the Savings Plan) provides for both employee and employer contributions. Employees who have reached the age of 21 years and have completed 90 days of service are eligible to participate in the Savings Plan. Employees may contribute up to 15% of their annual compensation limited to the maximum contribution allowable under Internal Revenue Service guidelines. The employer matches 25% of each employee’s contribution, up to 4%, not to exceed 1% of the employee’s annual salary. Employee contributions vest immediately, while amounts contributed by the employer vest based upon the employee’s term of service. Contributions for the six months ended June 30, 2002 and the year ended December 31, 2001 were $91,136 and $153,886, respectively. Administrative costs incurred by the Company were $6,123 and $12,148 for the six-month period ended June 30, 2002 and the year ended December 31, 2001, respectively.

13. Other Income

Other income consisted of the following:

	Six Months Ended June 30, 2002	Year Ended December 31, 2001

Retail parts sales	$60,709	$155,170
Student lounge sales	290,162	529,629
Non-student sales	81,413	337,308
Other	45,743	65,756

	$478,027	$1,087,863

14. Subsequent Event

On April 10, 2002, the Company entered into a stock purchase and sale agreement with Corinthian Colleges, Inc., in which the Company agreed to sell all rights, title and interest in Wyo-Tech Acquisition Corp. stock to Corinthian Colleges, Inc. The closing of the transaction may occur any time after July 1, 2002. The purchase price is $85 million minus the indebtedness and unpaid interest plus the closing adjustment. The closing adjustment will be determined by review of the June 30, 2002 audited financials.

Wyo-Tech Acquisition Corp.

Notes to Consolidated Financial Statements (continued)

14. Subsequent Event (continued)

Wyo-Tech executives holding 7.316 vested stock options were allocated $4,480,958 of the purchase price in order to retire all outstanding options under the Wyo-Tech Acquisition Corp. Stock Option Plan. This amount was accrued as Stock Compensation Expense in the accompanying financial statements. See additional discussion in Note 11.

Item 7 (b) Pro Forma Financial Information (Unaudited):

CORINTHIAN COLLEGES, INC.
CURRENT REPORT ON FORM 8-K/A
INTRODUCTION TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2002 and Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended June 30, 2002, give effect to the acquisition by Corinthian Colleges, Inc. (“Corinthian”) of Wyo-Tech Acquisition Corp. (“Wyo-Tech”). Pro forma adjustments related to the Unaudited Pro Forma Condensed Combined Balance Sheet have been computed assuming the transaction was completed on June 30, 2002, while the pro forma adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations for the twelve months ended June 30, 2002 assumes the transaction was consummated at the beginning of the period presented. The acquisition was effective July 1, 2002 and was accounted for using the purchase method of accounting in accordance with Statements of Financial Accounting Standards No. 141 “Business Combinations.”

The pro forma condensed combined financial statements have been prepared on the basis of estimates of the final purchase price as determined in accordance with the Stock Purchase and Sale Agreement. The actual assigned values for the acquired assets may be adjusted in the future. The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the transaction had been consummated on the dates indicated. In addition, the pro forma financial information does not purport to be indicative of results of operations or financial position which may be attained in the future.

The Unaudited Pro Forma Condensed Combined Statement of Operations represents the historical financial statements of operations of Corinthian and Wyo-Tech gives effect to the merger as if it had occurred on the first day of the period for which an unaudited pro forma combined statement of operations is presented. Since Wyo-Tech had a fiscal year end of December 31, the historical information included in the Unaudited Pro Forma Condensed Combined Statement of Operations has been derived from Wyo-Tech’s operating results for the twelve months ended December 31, 2001 and the six months ended June 30, 2002. The Unaudited Pro Forma Condensed Combined Balance Sheet represents the historical consolidated balance sheets of Corinthian and Wyo-Tech, has been derived from their respective consolidated balance sheets as of June 30, 2002, and gives effect to the acquisition and the related pro forma adjustments as if the acquisition had occurred on June 30, 2002.

The pro forma financial information should be read in conjunction with the historical financial statements of Corinthian Colleges, Inc. contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2002, which is concurrently being filed with the Securities and Exchange Commission on September 16, 2002 and the historical financial statement of Wyo-Tech Acquisition Corp. included herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2002
(In thousands)

	Historical					Pro Forma Combined Corinthian & Wyo-Tech
	Corinthian	Wyo-Tech (9)	Combined	Pro Forma Adjustments

ASSETS
Current assets:
Cash and cash equivalents	$40,761	$2,324	$43,085	$(41,400)	(1)	$1,685
Restricted cash	267	–	267	–		267
Short term investments	25,706	–	25,706	–		25,706
Accounts receivable, net	24,043	9,869	33,912	(6,309)	(2)	27,603
Student notes receivable, net	726	–	726	–		726
Deferred income taxes	6,142	638	6,780	–		6,780
Prepaids and other current assets	11,482	534	12,016	–		12,016

Total current assets	109,127	13,365	122,492	(47,709)		74,783

Property and equipment, net	36,956	13,997	50,953	–		50,953
Other assets:
Goodwill, net	45,340	12,600	57,940	63,729	(3)	121,669
Other intangibles, net	12,085	–	12,085	–		12,085
Student notes receivable	1,218	767	1,985	–		1,985
Deposits and other assets	3,080	341	3,421	–		3,421
Deferred tax asset, less current portion	–	251	251	–		251

Total other assets	61,723	13,959	75,682	63,729		139,411

Total assets	$207,806	$41,321	$249,127	$16,020		$265,147

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$14,371	$77	$14,448	$–		$14,448
Accrued compensation and related liabilities	15,800	–	15,800	–		15,800
Accrued expenses	2,671	3,984	6,655	(1,628)	(4)	5,027
Stock compensation payable	–	4,481	4,481	(4,481)	(5)	–
Income tax payable	2,304	–	2,304	–		2,304
Prepaid tuition and student deposits	13,332	10,832	24,164	(6,309)	(2)	17,855
Current portion of capital lease obligation	–	137	137	–		137
Current portion of long-term debt	585	15	600	(15)	(6)	585

Total current liabilities	49,063	19,526	68,589	(12,433)		56,156

Acquisition debt	–	–	–	43,000	(7)	43,000
Capital lease obligations, less current portion	–	6,550	6,550	–		6,550
Long-term debt, net of current portion	1,515	12,682	14,197	(12,682)	(6)	1,515
Deferred income	147	–	147	–		147
Other long-term liabilities	107	–	107	–		107
Deferred income tax	5,920	698	6,618	–		6,618

Stockholders’ equity:
Preferred stock	–	3,700	3,700	(3,700)	(8)	–
Common stock	4	–	4	–		4
Additional paid-in capital	67,023	99	67,122	(99)	(8)	67,023
Retained earnings	84,027	(1,934)	82,093	1,934	(8)	84,027

Total stockholders’ equity	151,054	1,865	152,919	(1,865)		151,054

Total liabilities and stockholders’ equity	$207,806	$41,321	$249,127	$16,020		$265,147

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ASSUMPTIONS

(1)	To record cash used to fund the acquisition of Wyo-Tech Acquisition Corp.
(2)	To eliminate the gross up effect of accounts receivable by the unearned portion of accounts receivable of $6,309,000 reflected in prepaid tuition and student deposits.
(3)
To eliminate previously recorded historical goodwill of $12.6 million and reflect the excess purchase price of $76.3 million all of which has been preliminarily allocated to goodwill. The calculation of the excess purchase price is as follows:

(In thousands)
Purchase price	$85,000
Transaction costs	376
Purchase price adjustment	(976)

84,400
Less: Net assets acquired	8,071

Excess purchase price (goodwill)	$76,329

(4)	To record payment of transaction expenses.
(5)	To reflect the payment of stock compensation due as a result of the acquisition and certain change of control provisions included in the stock option agreements.
(6)	To record payment of debt due from Wyo-Tech to Allied Capital, Wyo-Tech’s parent company, of $12,697,000 including approximately $15,000 currently due.
(7)	To record the debt incurred by Corinthian to complete the acquisition.
(8)	To eliminate equity of Wyo-Tech.
(9)	To reclassify certain Wyo-Tech amounts to conform to Corinthian’s presentation.

CORINTHIAN COLLEGES, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED JUNE 30, 2002
(In thousands, except per share amounts)

	Historical						Pro Forma Combined Corinthian and Wyo-Tech
	Corinthian	Wyo-Tech(8)	Combined	Reclass (7)	Pro Forma Adjustments

NET REVENUE
Revenue	$338,146	$34,629	$372,775	$1,163	$–		$373,938
OPERATING EXPENSES
Salaries and benefits	–	13,867	13,867	(13,867)	–		–
General and administrative	29,614	12,050	41,664	985	(7,873	)(1)	34,776
Depreciation and amortization	–	2,694	2,694	(2,694)	–		–
Consulting and management fees	–	6,000	6,000	(6,000)	–		–
Stock compensation expense	–	4,481	4,481	–	(4,481	)(2)	–
Rent	–	2,589	2,589	(2,589)	–		–
Educational services	175,088	–	175,088	17,083	–		192,171
Marketing and advertising	70,741	–	70,741	7,082	–		77,823

Total operating expenses	275,443	41,681	317,124	–	(12,354)		304,770

Income (loss) from operations	62,703	(7,052)	55,651	1,163	12,354		69,168
Interest income	(1,763)	(182)	(1,945)	–	1,167	(3)	(778)
Interest expense	225	2,443	2,668	–	67	(4)	2,735
Other	(662)	(1,165)	(1,827)	1,163	–		(664)

Income (loss) before provision (benefit) for income taxes	64,903	(8,148)	56,755	–	11,120		67,875
Provision (benefit) for income taxes	25,955	(2,396)	23,559	–	3,584	(5)	27,143

NET INCOME (LOSS) AND COMPREHENSIVE INCOME	$38,948	$(5,752)	$33,196	$–	$7,536		$40,732

Per Share Data:
Basic:
Net Income	$0.91						$0.95

Weighted average number of shares outstanding	42,692						42,692
Diluted:
Net Income	$0.87						$0.91

Weighted average number of shares outstanding (6)	44,694						44,694

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ASSUMPTIONS

(1)
Reflects a reduction of one time G&A expenses associated with transaction costs of approximately $1.5 million, $5 million paid in transaction related consulting fees and $1 million in consulting fees paid to Allied Capital, and the elimination of goodwill amortization of $0.371 million.

(2)	Reflects the elimination of costs associated with stock option compensation paid as a result of change of control provisions included in Wyo-Tech’s stock option agreements.
(3)	Reflects interest income reduction due to a decrease in cash of $41.4 million used to complete the acquisition of Wyo-Tech at an assumed rate of 2.82%.
(4)
Reflects the elimination of interest expense paid to Allied Capital of approximately $2.1 million for debt that was paid off with acquisition proceeds and includes additional interest expense of approximately $2.1 million on $43.0 million of acquisition debt incurred by Corinthian to complete the acquisition at an assumed rate of 5%.

(5)	Assumes a 39.9% combined effective income tax rate of pre-tax income of the combined results of operations.
(6)	The Company uses the treasury method of calculating the weighted average number of diluted shares outstanding.
(7)	Certain reclassifications have been made to conform to Corinthian’s presentation.
(8)	The condensed consolidated statement of operations for Wyo-Tech Acquisition Corp. for the twelve months ended June 30, 2002 was calculated as follows:

	(In thousands)
	For the year ended December 31, 2001	For the six months ended June 30, 2001	For the six months ended June 30, 2002	For the twelve months ended June 30, 2002

Revenue	$30,985	$14,644	$18,288	$34,629
Income (loss) from operations	1,439	2,859	(5,632)	(7,052)
Net income (loss)	$230	$1,149	$(4,833)	$(5,752)

CORINTHIAN COLLEGES, INC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 16, 2002	/s/ Dennis N. Beal
Dennis N. Beal Executive Vice President and Chief Financial Officer

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